As filed with the Securities and Exchange Commission on November 3, 2008

Registration No. 333-146950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIVANTA MEDICAL CORPORATION
(Name of small business issuer in its charter)

Nevada	3842	22-2436721
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

215 Morris Avenue
Spring Lake, New Jersey 07762
(732) 282-1620

(Address and telephone number of principal executive offices and principal place of business)

David R. LaVance
215 Morris Avenue
Spring Lake, New Jersey 07762
(732) 282-1620

(Name, address and telephone number of agent for service)

Copies of all communications to:

Paul T. Colella, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road, P.O. Box 190
Middletown, New Jersey 07748
(732) 741-3900

Approximate date of commencement of proposed sale to the public: Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

This Post-Effective Amendment No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

We originally registered 6,048,034 shares of our common stock pursuant to the Registration Statement on Form SB-2 (File No. 333-146950), filed with the Securities and Exchange Commission on October 26, 2007 and subsequently declared effective by the Securities and Exchange Commission on November 7, 2007. The shares were registered to permit resales of such shares by certain selling stockholders named in the Registration Statement. Our obligation to maintain the effectiveness of the Registration Statement for the unsold shares of common stock has terminated.

Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, we are seeking to deregister those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder. Therefore, in accordance with our undertaking contained in Part II of the Registration Statement, we hereby respectfully request that the Securities and Exchange Commission remove from registration those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the Borough of Spring Lake, State of New Jersey, on November 3, 2008.

SCIVANTA MEDICAL CORPORATION

By: /s/ David R. LaVance
Name: David R. LaVance Title: President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ David R. LaVance	President and Chief Executive Officer (Principal Executive	November 3, 2008
David R. LaVance	Officer) and Chairman

/s/ Thomas S. Gifford	Executive Vice President, Chief Financial Officer and Secretary	November 3, 2008
Thomas S. Gifford	(Principal Financial and Accounting Officer) and Director

*	Director	November 3, 2008
Richard E. Otto

*	Director	November 3, 2008
Lawrence M. Levy

*	Director	November 3, 2008
Anthony Giordano, III

* By:   /s/ Thomas S. Gifford
Thomas S. Gifford, as Attorney-in-Fact